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AMERANT BANCORP APPOINTS DOLORES M. LARE AS A DIRECTOR

Coral Gables, Florida, March 15, 2021 - Amerant Bancorp Inc. (NASDAQ: AMTB and AMTBB) (the “Company”) and its subsidiary, Amerant Bank, N.A. (the “Bank”), announced they have appointed Dolores M. Lare as an independent director of the Company and the Bank, effective April 1, 2021. Mrs. Lare will serve on the Board’s Audit and Risk Committees as well.

Mrs. Lare has more than 35 years of banking experience. Currently, Mrs. Lare is a Partner at Patriot Financial Partners, L.P., a private equity firm focused on investing in community banks and financial services related companies throughout the United States (“Patriot”). Prior to joining Patriot, she served as Chief Operating Officer and Executive Vice President for Continental Bank Holdings, Inc. She has held other key executive level positions, including Executive Vice President, Director, Operational and Technology Services at Progress Bank and Chief Operating Officer at Prime Bank. Mrs. Lare started her banking career and held a variety of positions at PNC Bank and its predecessor banks. She also serves on the Boards of Elderlife Financial Services (Rockville, MD), Auxilor Capital Partners (Plymouth Meeting, PA), and First National Bancshares and First National Bank of America (East Lansing, MI).

“It is a pleasure to welcome Dolores, who has significant multifaceted banking and financial services knowledge and experience,” said Frederick C. Copeland, Jr., Chairman of Amerant Bancorp Inc. “Her extensive executive leadership experience in the banking and financial services industry will bring valuable insight to our Board as we make continued progress in our plans to build deeper customer relationships, sustainable, profitable growth, and drive shareholder value.”

“Amerant is committed to creating a uniquely personal community banking experience for its customers and I am honored to be part of such an exceptional financial organization,” said Mrs. Lare. “I look forward to working with our Board and senior management and contributing to the success of the organization.”

About Amerant Bancorp Inc.

The Company is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Amerant Trust, N.A., Elant Bank and Trust Ltd. and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 25 banking centers – 18 in South Florida and 7 in the Houston, Texas area, as well as a commercial real estate loan production office in New York City.

Visit our investor relations page at https://investor.amerantbank.com for additional information.

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This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019, in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2020 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

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